UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004 (September 7, 2004)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Purchase Agreement
Amendment No. 1 to Purchase Agreement
Press Release, dated September 7, 2004

Table of Contents

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 7, 2004, The Nasdaq Stock Market, Inc. (“Nasdaq”) completed its acquisition of Brut, LLC (“Brut”), the owner and operator of the Brut electronic communication network, and affiliated entities from SunGard Data Systems, Inc., pursuant to the terms of a purchase agreement dated as of May 25, 2004 and amended as of September 7, 2004 (the “Purchase Agreement”).   Nasdaq acquired Brut by purchasing all of the membership interests in Brut’s parent, a Delaware limited liability company.  Pursuant to the terms of the Purchase Agreement, Nasdaq paid total cash consideration of $190 million, which is subject to certain post-closing adjustments. The source of the funds for the acquisition was from available cash and investments.  Nasdaq is not aware of any pre-existing material relationship between Nasdaq and its affiliates and SunGard and its affiliates.  A press release, dated September 7, 2004, discussing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Financial statements required by this Item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(b) Pro forma financial information

Pro forma financial information required by this Item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(c) Exhibits.

2.1

Purchase Agreement, dated May 25, 2004, by and among Automated Securities Clearance, Ltd., Toll Associates LLC, The Nasdaq Stock Market, Inc. and SunGard Data Systems, Inc. (incorporated by reference to exhibit 99.2 to Current Report on Form 8-K, filed May 26, 2004).

2.2

Amendment No. 1to Purchase Agreement, dated as of September 7, 2004 by and among Automated Securities Clearance, Ltd., Toll Associates LLC, The Nasdaq Stock Market, Inc., and SunGard Data Systems, Inc.

99.1	Press Release, dated September 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2004	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel